SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2015 (September 12, 2015)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA		31757
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 12, 2015, Flowers Foods, Inc. (the “Company”) completed its previously announced acquisition of all of the issued and outstanding shares of common stock of AVB, Inc. (“AVB”).

Pursuant to the Stock Purchase Agreement dated August 12, 2015 (the “Stock Purchase Agreement”), by and among the Company, AVB, Goode Seed Holdings, LLC (“GSH”), Goode Seed Co-Invest, LLC (“GSC”), Glenn Dahl, trustee of the Glenn Dahl Family Trust, U/A/D November 28, 2012 (“GDT”), David J. Dahl, trustee of the David Dahl Family Trust, U/A/D May 1, 2012 (“DDT”), Shobi L. Dahl, trustee of the Shobi L. Dahl Family Trust, U/A/D December 16, 2011 (“SDT”, and together with GDT, DDT, GSH, and GSC, the “Sellers”), GSH as the shareholders’ representative, and Flowers Bakeries, LLC, a wholly-owned subsidiary of the Company (“Flowers Bakeries”), Flowers Bakeries purchased from the Sellers all of the issued and outstanding shares of AVB’s common stock for a purchase price of approximately $275 million (the “Acquisition”). The Company funded the Acquisition primarily with cash on hand and drawings under its revolving credit facility.

A copy of the press release announcing the closing of the Acquisition is filed with this Report as Exhibit 99.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2015, the Company issued a press release announcing the retirement of Joe E. Beverly from the board of directors of the Company, effective upon the expiration of his term at the Company’s 2016 annual meeting of shareholders. Mr. Beverly will also resign from his positions on the finance committee and the audit committee of the board of directors upon his retirement.

A copy of the press release is filed with this Report as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated September 14, 2015 related to the acquisition of Dave’s Killer Bread

99.2	Press Release of Flowers Foods, Inc. dated September 14, 2015 related to the retirement of Mr. Beverly

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

	By:	/s/ R. Steve Kinsey
Name: R. Steve Kinsey Title: Executive Vice President and Chief Financial Officer

Date: September 15, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated September 14, 2015 related to the acquisition of Dave’s Killer Bread

99.2	Press Release of Flowers Foods, Inc. dated September 14, 2015 related to the retirement of Mr. Beverly